Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
                                55 Second Street
                      San Francisco, California 94105-3441
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                         Internet: www.paulhastings.com

                                 January 2, 2007

California Investment Trust
44 Montgomery Street, Suite 2100
San Francisco, California 94104

Re: California Investment Trust - Shares of U.S. Government Securities Fund, Short-Term U.S. Government Bond Fund, The United States Treasury Trust, S&P 500 Index Fund, S&P MidCap Index Fund, S&P SmallCap Index Fund, Equity Income Fund, European Growth & Income Fund, Nasdaq-100 Index Fund, California Tax-Free Income Fund, California Insured Intermediate Fund and California Tax-Free Money Market Fund

Ladies and Gentlemen:

We have acted as legal counsel to the California Investment Trust, a Delaware statutory trust (the "Trust"), in connection with the Trust's Post-Effective Amendment No. 34 to its Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Amendment") and relating to the issuance by the Trust of an indefinite number of shares, including, with respect to specified series of the Trust, Class K shares, of beneficial interest, no par value (the "Shares"), in respect of U.S. Government Securities Fund, Short-Term U.S. Government Bond Fund, The United States Treasury Trust, S&P 500 Index Fund, S&P MidCap Index Fund, S&P SmallCap Index Fund, Equity Income Fund, European Growth & Income Fund, Nasdaq-100 Index Fund, California Tax-Free Income Fund, California Insured Intermediate Fund and California Tax-Free Money Market Fund series of the Trust (each a "Fund" and collectively, the "Funds").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

      (a) the Trust's Agreement and Declaration of Trust dated August 8, 2006 (the "Declaration of Trust"), certified to us by an officer of the Trust as being a true, complete and correct copy of the Declaration of Trust and in effect on the date hereof;

      (b) the Bylaws of the Trust dated August 8, 2006, certified to us by an officer of the Trust as being a true, complete and correct copy of the Bylaws and in effect on the date hereof;
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California Investment Trust
January 2, 2007
Page 2

      (c) resolutions of the Trustees of the Trust adopted by unanimous written consent on August 8, 2006, ratifying the establishment of the Funds and authorizing the issuance of the Shares, certified by an officer of the Trust as being in full force and effect through the date hereof;

      (d) a copy of the Amendment as filed with the Securities and Exchange Commission on Form N-1A; and

      (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in a standard compilation thereof. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than federal law of the United States of America and the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares in respect of the Funds will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Funds' prospectus included in the Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Funds, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Funds, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered to you in connection with the filing of the Amendment to the Trust's registration statement on Form N-1A with respect to the Funds and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference to our firm as Legal Counsel in the prospectus and/or statement of additional information of the Funds included in the Amendment; and (ii) the filing of this opinion as an exhibit to the Amendment.

Very truly yours,

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP